Exhibit 99.1

Booking Holdings Reports Third Quarter 2026 Financial Results

NORWALK, CT - November 3, 2026…Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its third quarter 2026 financial results.

- Room nights grew 7% compared to the third quarter of 2025.
- Gross bookings grew 10% compared to the third quarter of 2025, or approximately 11% on a constant currency basis.
- Revenue declined 1% compared to the third quarter of 2025, while Adjusted Revenue grew 9%, or approximately 10% on a constant currency basis.
- Net income declined 1% compared to the third quarter of 2025, while Adjusted Net income and Adjusted EBITDA grew 8% and 9%, respectively.
- GAAP EPS and Adjusted EPS grew 7% and 17%, respectively, compared to the third quarter of 2025.

"We are pleased with our third-quarter operating performance, as resilient travel demand and disciplined execution by our teams drove double-digit gross bookings growth, margin expansion, and 17% adjusted earnings per share growth (GAAP earnings per share growth of 7%)" said Glenn Fogel, Chief Executive Officer of Booking Holdings. "As AI transforms the ways to discover, plan, and book travel, we continue to make progress integrating AI across our brands, developing AI-native experiences, and collaborating with industry-leading AI platforms. While geopolitical and macroeconomic uncertainty may affect near-term travel trends, we remain focused on making travel easier, helping our partners succeed, and investing in our business for the long term."

	Q3 2026	
	(#)	(Δ Y/Y)
Room Nights	345M	7%
Gross Bookings	$54.5B	10%
Revenue	$8.9B	(1%)
Adjusted Revenue	$9.8B	9%
GAAP Net Income	$2.7B	(1%)
Adjusted Net Income	$3.5B	8%
GAAP EPS	$3.61	7%
Adjusted EPS	$4.66	17%
Adjusted EBITDA	$4.6B	9%
Net Cash Provided By Operating Activities (1)	$1.1B	(21%)
Free Cash Flow (1)	$1.1B	(22%)

(1) Net Cash Provided By Operating Activities and Free Cash Flow both increased 2% on a year-to-date basis as compared to 2025.

Refer to the "Non-GAAP Financial Measures" section at the end of this release for an explanation of constant currency and non-GAAP financial measures, including Adjusted Revenue, Adjusted Net Income, Adjusted Net Income margin, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Adjusted Fixed Operating Expenses, and reconciliations to the most directly comparable GAAP measures. Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations. Gross Bookings does not reflect the impact of a Federal Trade Commission ("FTC") matter. See the section in this press release under the heading "Additional Highlights - Discrete Items" for more information.

On April 2, 2026, the Company effected the 25-for-1 stock split of its common stock. All share and per share information has been retroactively adjusted to reflect the stock split.

1

Return of Capital to Shareholders Fourth Quarter Dividend ● Our Board of Directors declared a cash dividend of $0.42 per share, payable on December 31, 2026 to stockholders of record as of the close of business on December 11, 2026. Stock Repurchase Program ● We repurchased $2.1 billion (excluding excise taxes) of our common stock in the quarter ended September 30, 2026 with a total remaining authorization of $12.4 billion as of September 30, 2026. Discrete Items ● The Company recorded a reduction in revenue of $900 million and accrued a loss of $100 million related to an FTC matter, which have been excluded from Adjusted Revenue, Adjusted Net income, and Adjusted EBITDA (and other related measures), as applicable. See footnote 13 to the financial statements included in the Company's Form 10-Q for the quarter ended September 30, 2026. 2 Additional Highlights Margins ● Net income margin of 30.6% (30.5% in Q3 2025) ● Adjusted Net income margin of 35.8% (36.0% in Q3 2025) ● Adjusted EBITDA margin of 47.0% (47.0% in Q3 2025) Third Quarter 2026 vs. 2025 Top Line Metrics ● Alternative accommodation room nights at Booking.com increased by 7% ● CC ADRs increased by about 3%(1) ● Gross bookings increased 10% (approximately 11% on a CC basis) and revenue decreased 1% while adjusted revenue increased 9% (approximately 10% on a CC basis) Fixed Costs ● Total operating expenses decreased 1% ● Disciplined cost management limited adjusted fixed operating expense growth to 6%, which included a slight reduction in personnel costs Marketing Metrics ● Marketing expense as a percentage of gross bookings was 4.8% (4.7% in Q3 2025) ● B2C marketing leverage(2) improved vs. Q3 2025 ● Over the trailing four quarters, the mix of our total room nights booked through the direct channel was a mid-fifties percentage, similar to last year GAAP EPS +7% Adjusted EPS +17% (1) Constant Currency ("CC") and accommodation average daily rates ("ADRs") (2) Business-to-consumer marketing as a percentage of business-to-consumer gross bookings

Booking Holdings' guidance for the fourth quarter and full year of 2026 is as follows: Global travel demand moderated somewhat toward the end of the third quarter, reflecting softer international travel trends, while domestic travel has remained resilient. In October, a number of external factors have also affected demand, including disruptions to travel to and from the Middle East, the conflict’s broader indirect effects such as elevated airfares, and localized unrest in certain European cities. Our guidance reflects these near-term disruptions and assumes that both the direct and indirect impacts of the Middle East conflict on travel persist through the end of the year. Refer to the "Information About Forward-Looking Statements" section of this release. (growth is on a year-over-year basis) Q4 2026 FY 2026 Room Nights Growth 1% - 3% Gross Bookings Growth 2% - 4% High Single Digits Constant Currency Gross Bookings Growth 4% - 6% High Single Digits Adjusted Revenue Growth (1)(2) 0% - 2% High Single Digits Constant Currency Adjusted Revenue Growth (1)(2) 2% - 4% High Single Digits Adjusted EBITDA Growth (2)(3)(4)(5) About Flat High Single Digits Adjusted EPS Growth (2)(3)(5) Low to Mid-Teens (1) Adjusted Revenue Growth includes a negative impact of about 2% in Q4 2026 and a benefit of about 0.5% for FY 2026 due to foreign currency exchange rates. (2) We are not able to provide a reconciliation between forward-looking Adjusted Revenue, Adjusted EBITDA, and Adjusted EPS, and their comparable GAAP measures as we cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP measures and predict certain components of such reconciliation as they arise from events in future periods. This is due to the unpredictable nature of these reconciling items, which would require an unreasonable effort to forecast, and would result in a large range of projected values that would not be meaningful to investors. See Item 10(e)(1)(i)(B) of Securities and Exchange Commission (“SEC”) Regulation S-K. (3) Excludes certain costs expected to be incurred related to the Transformation Program. Refer to the "Non-GAAP Financial Measures" section of this release. (4) Changes in foreign currency exchange rates are expected to impact our reported growth rate for Adjusted EBITDA by a similar amount of percentage points as Adjusted Revenue Growth for the fourth quarter. (5) Changes in foreign currency exchange rates are expected to have a limited impact on our reported growth rates for Adjusted EBITDA and Adjusted EPS for the full year. 3 Outlook

September 30, 2026 December 31, 2025 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 15,814 $ 17,203 Accounts receivable, net (Allowance for expected credit losses of $153 and $137, respectively) 4,317 3,820 Prepaid expenses, net 572 611 Other current assets 889 630 Total current assets 21,592 22,264 Property and equipment, net 748 807 Operating lease assets 591 632 Intangible assets, net 759 918 Goodwill 2,671 2,669 Long-term investments 435 582 Other assets, net 1,468 1,392 Total assets $ 28,264 $ 29,264 LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities: Accounts payable $ 5,221 $ 5,094 Accrued expenses and other current liabilities 5,713 4,454 Deferred merchant bookings 6,450 5,270 Short-term debt 1,987 1,880 Total current liabilities 19,371 16,698 Operating lease liabilities 515 557 Other long-term liabilities 711 731 Long-term debt 18,074 16,856 Total liabilities 38,671 34,842 Commitments and contingencies Stockholders' deficit: Common stock, $0.008 par value, Authorized shares: 25,000 Issued shares: 1,618 and 1,613, respectively 13 13 Treasury stock: 872 and 816 shares, respectively (64,249) (54,315) Additional paid-in capital 8,785 8,344 Retained earnings 45,446 40,670 Accumulated other comprehensive loss (402) (290) Total stockholders' deficit (10,407) (5,578) Total liabilities and stockholders' deficit $ 28,264 $ 29,264 4 Consolidated Balance Sheets (In millions, except per share data)

Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Merchant revenues $ 6,998 $ 6,131 $ 15,823 $ 13,506 Agency revenues 2,463 2,569 5,894 6,177 Advertising and other revenues 332 308 960 885 FTC matter (900) — (900) — Total revenues 8,893 9,008 21,777 20,568 Operating expenses: Marketing expenses 2,588 2,340 7,027 6,256 Sales and other expenses 1,097 1,022 2,843 2,623 Personnel, including stock-based compensation of $145, $150, $426, and $446, respectively 944 945 2,737 2,534 General and administrative 338 254 655 595 Information technology 302 242 805 661 Depreciation and amortization 183 160 443 472 Impairment — 457 — 457 Transformation costs 23 105 78 175 Total operating expenses 5,475 5,525 14,588 13,773 Operating income 3,418 3,483 7,189 6,795 Interest expense (311) (301) (864) (1,368) Interest and dividend income 221 248 609 723 Other income (expense), net 95 39 448 (1,181) Income before income taxes 3,423 3,469 7,382 4,969 Income tax expense 706 721 1,632 993 Net income $ 2,717 $ 2,748 $ 5,750 $ 3,976 Net income applicable to common stockholders per basic common share $ 3.62 $ 3.39 $ 7.47 $ 4.88 Weighted-average number of basic common shares outstanding 750 810 769 814 Net income applicable to common stockholders per diluted common share $ 3.61 $ 3.38 $ 7.45 $ 4.86 Weighted-average number of diluted common shares outstanding 753 814 772 819 5 Unaudited Consolidated Statements of Operations (In millions, except per share data)

Nine Months Ended September 30, 2026 2025 OPERATING ACTIVITIES: Net income $ 5,750 $ 3,976 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 443 472 Provision for expected credit losses and chargebacks 340 323 Deferred income taxes (153) (483) Net losses (gains) on equity securities 153 (115) Stock-based compensation expense 427 450 Operating lease amortization 102 105 Unrealized foreign currency transaction (gains) losses related to Euro-denominated debt (655) 1,407 Impairment — 457 Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes — 360 Other 13 (17) Changes in assets and liabilities: Accounts receivable (907) (828) Prepaid expenses and other current assets (22) 104 Deferred merchant bookings and other current liabilities 2,600 1,377 Other (20) 331 Net cash provided by operating activities 8,071 7,919 INVESTING ACTIVITIES: Additions to property and equipment (251) (249) Other investing activities (15) 7 Net cash used in investing activities (266) (242) FINANCING ACTIVITIES: Proceeds from the issuance of long-term debt 2,975 1,955 Payments on maturity and redemption of debt (1,000) (4,970) Payments for repurchase of common stock (9,900) (4,321) Dividends paid (978) (941) Other financing activities 157 29 Net cash used in financing activities (8,746) (8,248) Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents (284) 905 Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents (1,225) 334 Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period 17,269 16,193 Total cash and cash equivalents and restricted cash and cash equivalents, end of period $ 16,044 $ 16,527 6 Unaudited Consolidated Statements of Cash Flows (In millions)

The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. To supplement the Unaudited Consolidated Financial Statements, the Company uses non-GAAP financial measures, including Adjusted Revenue, Adjusted Net income, Adjusted Net income margin, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, and Free cash flow (Net cash provided by operating activities less capital expenditures). The Company also uses information on (i) the impact of the adjustments required to compute Adjusted Net income and Adjusted EBITDA on Sales and other expenses, Personnel expenses, General and administrative expenses, Depreciation and amortization expenses, Impairment expense, Transformation costs, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense, as reported in the Company's consolidated statements of operations, as applicable, and (ii) Adjusted fixed operating expenses, which is Total operating expenses, as reported in the Company's consolidated statements of operations, adjusted to exclude (a) certain operating expenses which are generally more likely to vary based on changes in business volumes and (b) amounts which are excluded in the computation of Adjusted EBITDA. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income, Adjusted EBITDA, and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income, Net income, or Net cash provided by operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Reconciliations of (i) Total Revenues to Adjusted Revenue, (ii) Net income to Adjusted Net income and Adjusted EPS, (iii) Net income to Adjusted EBITDA, (iv) Net cash provided by operating activities to Free cash flow, and (v) Total operating expenses to Adjusted fixed operating expenses are detailed in the Reconciliation of GAAP to Non-GAAP Financial Information and Additional Information on the Impact of Non-GAAP Adjustments sections below, including the impact of the adjustments to the respective line item in the Company's consolidated statements of operations. We evaluate certain operating and financial measures on both an as-reported and constant currency basis. We calculate constant currency measures based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates. 7 Non-GAAP Financial Measures

This press release contains forward-looking statements, within the meaning of the U.S. securities laws, including regarding our outlook, travel demand trends, the geopolitical and macroeconomic environment and potential effects on consumer spending and behavior, travel patterns and our partners, artificial intelligence trends, and changes in foreign currency exchange rates. These forward-looking statements reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: the conflict in the Middle East; adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in third-party relationships; rapid technological or other market changes; success of the Company's marketing efforts; the development and use of generative AI; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; operational and technological infrastructure risks; and other business and industry changes. Other risks and uncertainties relate to information security, cybersecurity, and data privacy; taxes; changes in, and compliance with, laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. 8 Information About Forward-Looking Statements

Additional Information We use the Investor Relations page of our website (ir.bookingholdings.com) to disclose material information for purposes of the SEC's Regulation Fair Disclosure. We encourage our investors to monitor this website in addition to our other public announcements and SEC filings as information posted on that page could be deemed to be material information. We will be posting our prepared remarks and a summary earnings presentation to the Investor Relations page of our website after the conclusion of the earnings call. About Booking Holdings Inc. Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and services that support the entire travel journey. Our platforms - including Booking.com, Priceline, Agoda, KAYAK and OpenTable - utilize advanced AI, machine learning and other innovative technologies to simplify and personalize the travel experience for consumers and partners in over 220 countries and territories. Our mission is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings. For Press Information: Leslie Cafferty communications@bookingholdings.com For Investor Relations: Grace Lee ir@bookingholdings.com #BKNG_Earnings 9 About Booking Holdings

Reconciliation of GAAP to Non-GAAP Financial Information

(In millions, except per share data)[(1)]

(Unaudited)

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUE		Three Months Ended September 30,		Nine Months Ended September 30,	
		2026	2025	2026	2025
	Total revenues	$ 8,893	$ 9,008	$ 21,777	$ 20,568
(a)	FTC matter	900	—	900	—
	Adjusted revenue	$ 9,793	$ 9,008	$ 22,677	$ 20,568

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS		Three Months Ended September 30,		Nine Months Ended September 30,	
		2026	2025	2026	2025
	Net income	$ 2,717	$ 2,748	$ 5,750	$ 3,976
(a)	FTC matter	1,000	—	1,000	—
(b)	Adjustment related to the Netherlands pension fund matter	—	—	—	(123)
(c)	Gain related to settlement of litigation matters	—	—	(89)	—
(d)	Impact of certain indirect tax matters	—	45	—	45
(e)	Amortization of intangible assets	93	53	164	161
(f)	Impairment	—	457	—	457
(g)	Transformation costs	21	105	73	173
(h)	Net losses (gains) on equity securities	18	(92)	150	(116)
(i)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt-related foreign currency derivative instruments	(127)	9	(655)	1,359
(j)	Amortization of debt discount and change in fair value of the conversion option related to the convertible senior notes	—	—	—	360
(k)	Loss on early extinguishment of debt	—	25	—	25
(l)	Other	—	—	(14)	—
(m)	Discrete tax items	—	—	79	—
(n)	Tax impact of Non-GAAP adjustments	(210)	(112)	(88)	(449)
	Adjusted Net income	$ 3,509	$ 3,240	$ 6,369	$ 5,868
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding	753	814	772	819
	Net income applicable to common stockholders per diluted common share (GAAP EPS)	$ 3.61	$ 3.38	$ 7.45	$ 4.86
	Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS)	$ 4.66	$ 3.98	$ 8.25	$ 7.17
	Net income as a % of Total Revenues (Net income margin)	*30.6 %*	*30.5 %*	*26.4 %*	*19.3 %*
	Adjusted Net income as a % of Adjusted Revenue (Adjusted Net income margin)	*35.8 %*	*36.0 %*	*28.1 %*	*28.5 %*
	Net income (decline) growth YoY	*(1)%*		*45 %*	
	Adjusted Net income growth YoY	*8 %*		*9 %*	
	Net income applicable to common stockholders per diluted common share (GAAP EPS) growth YoY	*7 %*		*53 %*	
	Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) growth YoY	*17 %*		*15 %*	

10

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net income $ 2,717 $ 2,748 $ 5,750 $ 3,976 (a) FTC matter 1,000 — 1,000 — (b) Adjustment related to the Netherlands pension fund matter — — — (123) (c) Gain related to settlement of litigation matters — — (89) — (d) Impact of certain indirect tax matters — 45 — 45 (o) Depreciation and amortization 183 160 443 472 (f) Impairment — 457 — 457 (g) Transformation costs 21 105 73 173 (o) Interest and dividend income (221) (248) (609) (723) (o) Interest expense 311 301 864 1,368 (h) Net losses (gains) on equity securities 18 (92) 150 (116) (i) Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt- related foreign currency derivative instruments (127) 9 (655) 1,359 (j) Change in fair value of the conversion option related to the convertible senior notes — — — (163) (k) Loss on early extinguishment of debt — 25 — 25 (l) Other — — (14) — (o) Income tax expense 706 721 1,632 993 Adjusted EBITDA $ 4,607 $ 4,231 $ 8,545 $ 7,742 Net income as a % of Total Revenues (Net income margin) 30.6% 30.5% 26.4% 19.3 % Net income (decline) growth YoY (1) % 45 % Adjusted EBITDA as a % of Adjusted Revenue (Adjusted EBITDA margin) 47.0% 47.0% 37.7% 37.6 % Adjusted EBITDA growth YoY 9% 10 % RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net cash provided by operating activities $ 1,137 $ 1,435 $ 8,071 $ 7,919 (p) Additions to property and equipment (68) (64) (251) (249) Free cash flow $ 1,069 $ 1,371 $ 7,820 $ 7,670 Net cash provided by operating activities as a % of Total Revenues 12.8% 15.9% 37.1% 38.5 % Free cash flow as a % of Adjusted Revenue 10.9% 15.2% 34.5% 37.3 % Net cash provided by operating activities (decline) growth YoY (21) % 2 % Free cash flow (decline) growth YoY (22) % 2% (1) Amounts may not total due to rounding. 11 (Unaudited)

Notes: (a) See the section in this press release under the heading "Additional Highlights - Discrete Items" for more information. (b) During the nine months ended September 30, 2025, the Netherlands pension fund matter related to 2023 and earlier years was resolved resulting in a $123 million reduction to the related accruals. When the liability related to these years was initially recorded in the Company's Consolidated Financial Statements for 2023, its impact was excluded from the Non-GAAP results for that year. (c) In the first quarter of 2026, the Company entered into favorable settlement agreements to resolve litigation matters in which it was a plaintiff, for which it received a benefit of $89 million. (d) Adjustments for the impact of certain indirect tax matters. (e) Amortization of intangible assets is excluded from Net income to calculate Adjusted Net income. (f) Impairment of KAYAK's goodwill and certain intangible assets. (g) In November 2024, the Company announced its intention to implement certain organizational changes to improve operating expense efficiency, increase organizational agility, free up resources that can be reinvested into further improving its offering to travelers and partners, and better position the Company for the long-term (the "Transformation Program"). Certain costs incurred in connection with this Transformation Program, which are not considered normal operating expenses, are excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. These costs primarily consist of professional fees and employee termination benefits. (h) Net losses (gains) on equity securities with readily determinable fair values. (i) Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and gains on debt-related foreign currency derivative instruments used as economic hedges. (j) Adjustment for the amortization of the debt discount of $523 million and the change in fair value of the conversion option of $163 million for the nine months ended September 30, 2025, both related to the convertible senior notes that matured in May 2025. (k) Loss on early extinguishment of debt. (l) Benefit related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 as it was repealed in March 2026. When the retrospective liability related to these years was initially recorded in 2024, its impact was excluded from the Non- GAAP results for that year. (m) Discrete tax items include a tax expense of $56 million related to the one-time deemed repatriation income tax liability resulting from the U.S. Tax Cuts and Jobs Act and the tax impacts of certain intercompany asset transfers. (n) Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates, as applicable. (o) Depreciation and amortization, Interest and dividend income, Interest expense, and Income tax expense are excluded from Net income to calculate Adjusted EBITDA. (p) Cash used for additions to property and equipment is included in the calculation of Free cash flow. For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides information about the use of non-GAAP financial measures. Additional information on the impact of the adjustments above to the respective line item in the Company's consolidated statements of operations are presented in the following pages. The reconciliation of Total operating expenses to Adjusted fixed operating expenses is also provided. 12

Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Sales and other expenses: Sales and other expenses $ 1,097 $ 1,022 $ 2,843 $ 2,623 Benefit related to prior-period Canadian digital services taxes — — 14 — Adjusted Sales and other expenses $ 1,097 $ 1,022 $ 2,857 $ 2,623 Personnel expenses: Personnel expenses $ 944 $ 945 $ 2,737 $ 2,534 Adjustment related to the Netherlands pension fund matter — — — 128 Adjusted Personnel expenses $ 944 $ 945 $ 2,737 $ 2,662 General and administrative expenses: General and administrative expenses $ 338 $ 254 $ 655 $ 595 FTC matter (100) — (100) — Adjustment related to the Netherlands pension fund matter — — — (5) Gain related to settlement of litigation matters — — 89 — Impact of certain indirect tax matters — (45) — (45) Adjusted General and administrative expenses $ 238 $ 209 $ 644 $ 545 Depreciation and amortization expenses: Depreciation and amortization expenses $ 183 $ 160 $ 443 $ 472 Amortization of intangible assets (93) (53) (164) (161) Depreciation expenses $ 90 $ 107 $ 279 $ 311 Impairment expense: Impairment $ — $ 457 $ — $ 457 Adjustment related to impairment of goodwill and intangible assets — (457) — (457) Adjusted Impairment $ — $ — $ — $ — Transformation costs: Transformation costs $ 23 $ 105 $ 78 $ 175 Adjustment related to transformation costs (21) (105) (73) (173) Adjusted Transformation costs $ 2 $ — $ 5 $ 2 Interest expense: Interest expense $ (311) $ (301) $ (864) $ (1,368) Amortization of debt discount on convertible senior notes — — — 523 Adjusted Interest expense $ (311) $ (301) $ (864) $ (845) 13 Additional Information on the Impact of Non- GAAP Adjustments (In millions) (Unaudited)

(Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Other income (expense), net: Other income (expense), net $ 95 $ 39 $ 448 $ (1,181) Net losses (gains) on equity securities 18 (92) 150 (116) Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and gains on debt- related foreign currency derivative instruments (127) 9 (655) 1,359 Change in fair value of the conversion option related to the convertible senior notes — — — (163) Loss on early extinguishment of debt — 25 — 25 Adjusted Other income (expense), net $ (14) $ (19) $ (57) $ (76) Income tax expense: Income tax expense $ 706 $ 721 $ 1,632 $ 993 Discrete tax items — — (79) — Tax impact of Non-GAAP adjustments 210 112 88 449 Adjusted Income tax expense $ 916 $ 833 $ 1,641 $ 1,442 RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED FIXED OPERATING EXPENSES Total operating expenses $ 5,475 $ 5,525 $ 14,588 $ 13,773 Marketing expenses (2,588) (2,340) (7,027) (6,256) Sales and other expenses (1,097) (1,022) (2,843) (2,623) Depreciation and amortization (183) (160) (443) (472) Impairment — (457) — (457) FTC matter (100) — (100) — Adjustment related to the Netherlands pension fund matter — — — 123 Gain related to settlement of litigation matters — — 89 — Impact of certain indirect tax matters — (45) — (45) Adjustment related to transformation costs (21) (105) (73) (173) Adjusted fixed operating expenses $ 1,486 $ 1,396 $ 4,191 $ 3,870 Total operating expenses (decline) growth YoY (1) % 6 % Adjusted fixed operating expenses growth YoY 6% 8% 14

Statistical Data

(Units Sold in millions and Gross Bookings and Total Revenues in billions)[1]

(Unaudited)

	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26	2Q26	3Q26
Units Sold									
Room Nights	299	261	319	309	323	285	338	325	345
Year/Year Growth	8.1 %	13.2 %	7.2 %	7.7 %	8.2 %	9.0 %	5.9 %	5.3 %	6.7 %
Rental Car Days	23	17	22	24	23	18	21	23	23
Year/Year Growth (Decline)	16.2 %	12.1 %	7.7 %	9.0 %	2.1 %	4.2 %	(4.9)%	(6.5)%	(0.7)%
Flight Tickets	13	14	16	16	17	18	21	17	21
Year/Year Growth	38.7 %	52.3 %	44.8 %	44.2 %	32.3 %	27.7 %	28.5 %	3.7 %	19.4 %
Gross Bookings [2]									
Merchant	$ 28.4	$ 24.2	$ 31.2	$ 32.3	$ 35.7	$ 30.8	$ 38.7	$ 37.0	$ 40.7
Year/Year Growth	27.3 %	31.7 %	21.0 %	25.1 %	26.0 %	27.2 %	24.3 %	14.5 %	13.9 %
Agency	$ 15.1	$ 12.9	$ 15.5	$ 14.4	$ 13.9	$ 12.2	$ 15.0	$ 14.0	$ 13.7
Year/Year Decline	(14.0)%	(2.7)%	(12.8)%	(7.5)%	(7.6)%	(5.6)%	(3.1)%	(3.3)%	(1.3)%
Total Gross Bookings	$ 43.4	$ 37.2	$ 46.7	$ 46.7	$ 49.7	$ 43.0	$ 53.8	$ 51.0	$ 54.5
Year/Year Growth	9.1 %	17.3 %	7.2 %	12.8 %	14.3 %	15.8 %	15.2 %	9.0 %	9.6 %
Constant currency Basis [3]	9 %	18 %	10 %	9 %	10 %	11 %	8 %	8 %	11 %
Total Revenues	$ 8.0	$ 5.5	$ 4.8	$ 6.8	$ 9.0	$ 6.3	$ 5.5	$ 7.4	$ 8.9
Year/Year Growth (Decline)	8.9 %	14.4 %	7.9 %	16.0 %	12.7 %	16.1 %	16.2 %	8.1 %	(1.3)%
Adjusted Revenue	$ 8.0	$ 5.5	$ 4.8	$ 6.8	$ 9.0	$ 6.3	$ 5.5	$ 7.4	$ 9.8
Year/Year Growth	8.9 %	14.4 %	7.9 %	16.0 %	12.7 %	16.1 %	16.2 %	8.1 %	8.7 %
Constant currency Basis [3]	9 %	15 %	10 %	12 %	8 %	11 %	10 %	7 %	10 %
Reconciliation of As Reported Total Revenues Growth (Decline) to Constant Currency Adjusted Revenue Growth									
As reported Total revenues growth (decline) YoY	9 %	14 %	8 %	16 %	13 %	16 %	16 %	8 %	(1)%
FTC matter	— %	— %	— %	— %	— %	— %	— %	— %	10 %
Foreign currency impact [3]	— %	1 %	2 %	(4)%	(4)%	(5)%	(6)%	(1)%	1 %
Constant currency Adjusted revenue growth YoY	9 %	15 %	10 %	12 %	8 %	11 %	10 %	7 %	10 %

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations. Gross bookings does not reflect the impact of an FTC matter. See the section in this press release under the heading "Additional Highlights - Discrete Items" for more information.

(3) Approximate values.

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